                                                                    Exhibit 1.02

                                PRICING AGREEMENT

J.P. Morgan Securities Inc.
Citigroup Global Markets Inc.
     As Representatives of the
     several Underwriters listed in
     Schedule I hereto
c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York  10017

                                                                   March 3, 2004

Ladies and Gentlemen:

                  Visteon Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated March 3, 2004 (the "Underwriting Agreement"), between the Company on the one hand and yourselves, on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the 7.00% Notes due 2014 specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined) and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

                  A supplement to the Prospectus relating to the Designated Securities, in the form heretofore delivered to you, is now proposed to be filed with the Commission.

                  Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and

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not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

                  If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                             Very truly yours,

                                             VISTEON CORPORATION

                                             By:    /s/ Peter Look
                                                    ----------------------------
                                             Name:  Peter Look
                                             Title: Vice President and Treasurer

Accepted as of the date hereof:

J.P. MORGAN SECURITIES INC.
CITIGROUP GLOBAL MARKETS INC.
  As Representatives of the
  several Underwriters listed in
  Schedule I hereto

By: /s/ Stephen L. Sheiner
    --------------------------
    J.P. MORGAN SECURITIES INC.
    Name:  Stephen L. Sheiner
    Title: Vice President

By: /s/ Martha Bailey
    -----------------------------
    CITIGROUP GLOBAL MARKETS INC.
    Name:  Martha Bailey
    Title: Senior Vice President

                                   SCHEDULE I

                                                          PRINCIPAL AMOUNT OF DESIGNATED
                                                                 SECURITIES TO BE
UNDERWRITER                                                         PURCHASED
-----------                                                        ---------
J.P. Morgan Securities Inc.                                        $148,500,000
Citigroup Global Markets Inc.                                       121,500,000
Deutsche Bank Securities Inc.                                        36,000,000
UBS Securities LLC                                                   36,000,000
Credit Suisse First Boston Inc.                                      36,000,000
Morgan Stanley & Co. Incorporated                                    13,500,000
BNP Paribas Securities Corp.                                          9,000,000
Lazard Freres & Co. LLC                                               9,000,000
HSBC Securities (USA) Inc.                                            9,000,000
Comerica Securities                                                   9,000,000
Scotia Capital (USA) Inc.                                             9,000,000
Banc One Capital Markets, Inc.                                        9,000,000
BNY Capital Markets, Inc.                                             4,500,000
                                                                   -------------
                  Total                                            $450,000,000
                                                                   =============

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                                   SCHEDULE II

TITLE OF DESIGNATED SECURITIES:

         7.00% Notes due March 10, 2014

AGGREGATE PRINCIPAL AMOUNT:

         $450,000,000

PRICE TO PUBLIC:

         99.957% of the principal amount of the Designated Securities, plus accrued interest, if any, from March 10, 2004.

PURCHASE PRICE BY UNDERWRITERS:

         98.607% of the principal amount of the Designated Securities, plus accrued interest, if any, from March 10, 2004.

FORM OF DESIGNATED SECURITIES:

         Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

         Federal (same day) funds

TIME OF DELIVERY:

         10:00 a.m., New York City time, March 10, 2004

INDENTURE:

         Amended and Restated Indenture dated March 10, 2004 between the Company and J.P. Morgan Trust Company, National Association, as successor to Bank One Trust Company, N.A., as Trustee.

MATURITY:

         March 10, 2014

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INTEREST RATE:

         7.00%

INTEREST PAYMENT DATES:

         Semi-annually on the 10th of every March and September, commencing September 10, 2004

REDEMPTION PROVISIONS:

         The Designated Securities may be redeemed in whole at any time or in part from time to time, at the option of the Company, at a redemption price equal to the greater of (1) 100% of the principal amount of the Designated Securities to be redeemed, and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Designated Securities to be redeemed discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus accrued and unpaid interest on the principal amount being redeemed to the redemption date.

SUBORDINATION:

         No subordination provisions.

SINKING FUND PROVISIONS:

         No sinking fund provisions.

DEFEASANCE PROVISIONS:

         As provided in the Indenture.

CLOSING LOCATION FOR DELIVERY OF DESIGNATED SECURITIES:

         Offices of Foley & Lardner LLP, Detroit, Michigan.

ADDITIONAL CLOSING CONDITIONS:

         None.

NAMES AND ADDRESSES OF REPRESENTATIVES:

J.P. Morgan Securities Inc.                     Citigroup Global Markets Inc.
270 Park Avenue                                 390 Greenwich Street
New York, NY 10017                              New York, NY 10013